SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 25, 2005
LADENBURG THALMANN FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 49th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     Effective as of March 25, 2005, Ladenburg Thalmann & Company Inc. (“Ladenburg”), the primary operating subsidiary of Ladenburg Thalmann Financial Services Inc. (“Company”), entered into an Employment Agreement (“Employment Agreement”) with Michael Philipps pursuant to which Mr. Philipps has served as the head of Ladenburg’s Institutional Sales Trading Desk since April 1, 2005.
     Pursuant to the Employment Agreement, Mr. Philipps (i) was granted an option (“Option”) to purchase 1,500,000 shares (“Option Shares”) of the Company’s common stock at an exercise price of $0.64 per share. The Option, which expires on March 25, 2015, originally vested as to 250,000 shares on each of March 25, 2006, 2007, 2008 and 2009. An additional 125,000 shares originally vested on March 25, 2008 and an additional 375,000 shares originally vested on March 25, 2009 provided that the Commission Shares (defined below) had been purchased; (ii) entered into a Subscription Agreement with the Company to purchase 1,000,000 shares (“Purchased Shares”) of the Company’s common stock at $0.45 per share (or an aggregate purchase price of approximately $450,000), which shares were purchased by Mr. Philipps in March 2005; and (iii) entered into a Stock Purchase Agreement pursuant to which he would purchase an additional 2,500,000 shares (“Commission Shares”) of the Company’s common stock at $0.64 per share, solely through the use of commissions to be generated by him.
     On April 4, 2006, Ladenburg and Mr. Philipps amended the terms of the Employment Agreement. In connection therewith, Ladenburg removed the obligation on Mr. Philipps’ part to purchase the Commission Shares and terminated the Stock Purchase Agreement. Additionally, the vesting terms of the Option were amended as follows: (i) 250,000 shares will vest on and after each of March 25, 2006, 2007, 2008 and 2009; (ii) an additional 125,000 shares will vest on and after March 25, 2008; and (iii) an additional 375,000 shares will vest on and after March 25, 2009; provided, in each case, Mr. Philipps is then employed by Ladenburg and/or one of its present or future subsidiaries or affiliates; and provided, further, that the shares referred to in (ii) and (iii) above shall not vest or become exercisable unless and until Mr. Philipps has generated gross commissions of $6,700,000 during the employment period from certain of his accounts set forth in the Employment Agreement.
     The summary of the foregoing transactions are qualified in their entirety by reference to the text of the related agreements, which are attached as exhibits hereto and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Stock Option Agreement, dated as of March 25, 2005, between Ladenburg Thalmann Financial Services Inc. and Michael Philipps*

10.2	Subscription Agreement, dated as of March 25, 2005, between Ladenburg Thalmann Financial Services Inc. and Michael Philipps*

10.3	Stock Purchase Agreement, dated as of March 25, 2005, between Ladenburg Thalmann Financial Services Inc. and Michael Philipps*

10.4	Amendment to Stock Option Agreement, dated April 4, 2006, between Ladenburg Thalmann Financial Services Inc. and Michael Philipps

99.1	Press release dated March 29, 2005*

*	Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 10, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Salvatore Giardina
	Name:	Salvatore Giardina
	Title:	Vice President and Chief Financial Officer

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